EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-06859, No. 333-32555, No.333-62917, No. 333-81787, No. 333-31304, No. 333-37216, No. 333-41688, No.333-47722, No. 333-54384, No. 333-56776, No. 333-61682, No. 333-87382, No. 333-105296, No. 333-115658, No. 333-125904, No.333-153025, No. 333-141007, No. 333-162649, No. 333-171216) and Form S-3 No. 333-44746 of Altera Corporation of our report dated February 14, 2011 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
San Jose, California
February 14, 2011